Exhibit 99(i)

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Investors Real Estate Trust (the “Company”) on Form 10-K for the fiscal year ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas A. Wentz, Sr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Wentz, Sr.

Thomas A. Wentz, Sr. President and Chief Executive Officer

Date: July 23, 2003

*	A signed original of this written statement required by Section 906 has been provided to Investors Real Estate Trust and will be retained by Investors Real Estate Trust and furnished to the Securities and Exchange Commission or its staff upon request.